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                                                                       EXHIBIT 1
February 14, 1997



Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street NW
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Red Lion Inns Limited Partnership dated February 14, 1997.

Yours truly,



/s/ DELOITTE & TOUCHE, LLP
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    Deloitte & Touche, LLP